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                            APPLIED INNOVATION INC.
                                   Exhibit 11
             Statement Regarding Computation of Earnings Per Share For the nine months ended September 30, 1996 and 1995

                                                                  1996              1995
                                                              (Unaudited)       (Unaudited)
                                                              -----------       -----------
Weighted average number of common
    shares outstanding                                         15,764,632        15,666,264

Add net shares issuable pursuant to stock
    option plans less shares assumed
    repurchased at the average market price                       101,089           284,919
                                                              -----------        ----------

Number of shares for computation of
    primary earnings per share                                 15,865,721        15,951,183

Add net shares issuable pursuant to stock
    option plans less shares assumed
    repurchased at period end market price                              0                 0
                                                              -----------        ----------

Number of shares for computation of fully
    diluted earnings per share                                 15,865,721        15,951,183
                                                               ==========        ==========

Net income for primary and fully diluted
    earnings per share                                         $3,215,418        $5,167,170
                                                               ==========        ==========

Primary earnings per share                                           $.20              $.32
                                                                     ====              ====

Fully diluted earnings per share                                     $.20              $.32
                                                                     ====              ====


         (b) Exhibit 27 - Financial Data Schedule

         (c) Reports on Form 8-K - None
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